Calculation of Filing Fee Tables
S-3
Mama's Creations, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.00001 per share	457(r)	6,388,889	$ 18.00	$ 115,000,002.00	0.0001381	$ 15,881.50
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 115,000,002.00		$ 15,881.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,881.50
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and represents deferred payment of the registration fees in connection with the Registrant's registration statement on Form S-3ASR (Registration No. 333-297120) paid with the filing of this prospectus supplement. The amount registered is 6,388,889 shares of common stock, the offer and sale of which are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached. This amount includes 833,333 shares of common stock that may be offered and sold pursuant to the exercise in full of the underwriters' over-allotment option to purchase additional shares of common stock (the "Additional Shares"). The amount set forth in the column titled "Maximum Aggregate Offering Price" includes the maximum aggregate offering price attributable to the Additional Shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date